Exhibit 10.1

AMERICAN WATER WORKS COMPANY, INC.

2017 OMNIBUS EQUITY COMPENSATION PLAN

STOCK UNIT GRANT

    This STOCK UNIT GRANT, dated as of May 15, 2024 (the “Date of Grant”), is delivered by American Water Works Company, Inc. (the “Company”) to _____________ (the “Participant”).

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) has determined to grant each non-employee director of the Company on the date of the Company’s 2024 Annual Meeting of Shareholders a stock unit grant that will be immediately converted to shares of common stock of the Company, par value $0.01 per share, (the “Company Stock”);
WHEREAS, the Participant is a non-employee director on the Board; and
WHEREAS, the Board has determined that the stock unit grant granted to the Participant shall be issued under the American Water Works Company, Inc. 2017 Omnibus Equity Compensation Plan (the “Plan”) and the terms and conditions thereof shall be memorialized in this grant (the “Grant”).
NOW, THEREFORE, the parties to this Grant, intending to be legally bound hereby, agree as follows:
1.Grant of Stock Units. Subject to the terms and conditions set forth in this Grant and the Plan, the Company hereby grants to the Participant ______ units (the “Stock Units”). Each Stock Unit shall be a phantom right and shall be equivalent to one share of Company Stock on the applicable distribution date, as described in Paragraph 4 below.
2.Stock Unit Account. The Company shall establish and maintain a Stock Unit account as a bookkeeping account on its records (the “Stock Unit Account”) for the Participant and shall record in such Stock Unit Account the number of Stock Units granted to the Participant. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this grant or the Stock Unit Account established for the Participant.
3.Vesting. The Participant shall be fully vested in the Stock Units credited to the Participant’s Stock Unit Account pursuant to this Grant on the Date of Grant.
4.Distribution. The Stock Units shall be converted to shares of Company Stock on the Date of Grant and such shares of stock shall be distributed by the Company within thirty (30) days after the Date of Grant.

5.Acknowledgment by Participant. By accepting this Grant, the Participant acknowledges that with respect to any right to distribution pursuant to this Grant, the Participant is and shall be an unsecured general creditor of the Company without any preference as against other unsecured general creditors of the Company, and the Participant hereby covenants for himself or herself, and anyone at any time claiming through or under the Participant, not to claim any such preference, and hereby disclaims and waives any such preference which may at any time be at issue, to the fullest extent permitted by applicable law. The Participant also hereby agrees to be bound by the terms and conditions of the Plan and this Grant. The Participant further agrees to be bound by the determinations and decisions of the Board with respect to this Grant and the Plan and the Participant’s rights to benefits under this Grant and the Plan, and agrees that all such determinations and decisions of the Board shall be binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under this Grant and the Plan on behalf of the Participant.
6.Restrictions on Issuance or Transfer of Shares of Company Stock.
(a)The obligation of the Company to deliver shares of Company Stock upon the distribution of the Stock Units shall be subject to the condition that shares of Company Stock be qualified for listing on the New York Stock Exchange or another securities exchange and be registered under the Securities Act of 1933, as amended, and that any consent or approval of any governmental regulatory body that is necessary to issue shares of Company Stock has been so obtained, and that shares of Company Stock may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The issuance of shares of Company Stock and the payment of cash to the Participant pursuant to this Grant is subject to any applicable taxes and other laws or regulations of the United States or of any state having jurisdiction thereof.
(b)As a condition to receive any shares of Company Stock upon conversion of the Stock Units, the Participant agrees:
(i)to be bound by, and to comply with, the Company’s policies and practices (as they may be in effect from time to time) regarding the restrictions or limitations on the transfer of such shares, and understands that the Participant may be restricted or prohibited at any time and from time to time from selling, transferring, pledging, donating, assigning, margining, mortgaging, hypothecating or otherwise encumbering the shares in accordance with such policies and practices, including without limitation the Company’s Insider Trading and Prohibited Transactions Policy and its Personal Securities Trading and Preclearance Practice; and
(ii)that the shares of Company Stock obtained by the Participant upon the distribution of the Stock Units shall not be transferred or disposed of by any means until the Participant owns enough shares of Company Stock, or shares underlying stock units convertible into shares of Company Stock, or time-based restricted Company Stock, to meet or exceed five (5) times the Participant’s annual cash retainer, which ownership requirement must be satisfied by the fifth (5th) anniversary of the Participant’s commencement of service as a director on the Board.

7.Grant Subject to Plan Provisions. This Grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Grant and the terms of the Plan, the terms of the Plan will control. Except as otherwise defined in this Grant, capitalized terms used in this Grant shall have the meanings set forth in the Plan. This Grant is subject to the interpretations, regulations and determinations concerning the Plan established from time to time by the Board in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the shares of Company Stock, (iii) changes in capitalization of the Company, and (iv) other requirements of applicable law. The Board shall have the authority to interpret and construe this Grant pursuant to the terms of the Plan, its decisions shall be conclusive as to any questions arising hereunder and the Participant’s acceptance of this Grant is the Participant’s agreement to be bound by the interpretations and decisions of the Board with respect to this Grant and the Plan.
8.No Rights to Continued Service. This Grant shall not confer upon the Participant any right to be retained in the service of the Employer (as defined in the Plan) and shall not interfere in any way with the right to terminate the Participant’s service at any time.
9.Assignment and Transfers. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company. This Grant may be assigned by the Company without the Participant’s consent.
10.Withholding. To the extent required by applicable law, the Participant shall be required to pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the Grant, vesting or distribution of the Stock Units.
11.Effect on Other Benefits. The value of shares of Company Stock distributed with respect to the Stock Units shall not be considered eligible earnings for purposes of any other plans maintained by the Employer. Neither shall such value be considered part of the Participant’s compensation for purposes of determining or calculating other benefits that are based on compensation, such as life insurance.
12.Applicable Law. The validity, construction, interpretation and effect of this Grant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.
13.Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the Company’s corporate headquarters, and any notice to the Participant shall be addressed to such Participant at the current address shown on the records of the Company, or to such other address as the Participant may designate to the Company in writing. Any notice shall be delivered by hand, sent by facsimile, e-mail or other electronic means (with confirmation of receipt to be made by any oral, electronic or written means), or enclosed in a properly sealed envelope addressed as stated

above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Grant, effective as of the Date of Grant.

AMERICAN WATER WORKS COMPANY, INC.

By:    M. Susan Hardwick

Its: President and CEO

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